Exhibit 99.2

CONSENT OF INDEPENDENT VALUER

We hereby consent to the references to our name and the opinions we have delivered to Hines Global REIT II, Inc. and the description of our role in the valuation process of Hines Global REIT II, Inc. and its subsidiaries (collectively, the "Company") being included in Hines Global REIT II, Inc.’s Registration Statement on Form S-11 (No. 333-191106) and the related prospectus and prospectus supplements that are a part thereof (collectively, the “Registration Statement and Prospectus”) or incorporated by reference in the Registration Statement and Prospectus from the Current Report on Form 8-K of Hines Global REIT II, Inc. filed on March 2, 2017.

In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

/s/ Altus Group U.S., Inc.
Altus Group U.S., Inc. March 2, 2017